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                                                                   Exhibit 23(a)

                   CONSENT OF ARENT FOX KINTNER PLOTKIN & KAHN


         The undersigned hereby consent to references to our firm in the Prospectus Supplement dated June 11, 1997 of Potash Corporation of Saskatchewan Inc. (No. 333-27685) under the heading "Certain United States Federal Income Tax Considerations" and "Legal Matters."



Washington, D.C.                              ARENT FOX KINTNER PLOTKIN & KAHN

June 16, 1997